Exhibit T3A.15

FILE COPY

CERTIFICATE OF INCORPORATION

ON CHANGE OF NAME

No. 2619880

I hereby certify that

CHECKEURO LIMITED

having by special resolution changed its name,

is now incorporated under the name of

GOLDSHIELD PHARMACEUTICALS LTD.

Given under my hand at the Companies Registration Office,

Cardiff the 2 OCTOBER 1992

F. A. Joseph.

F. A. JOSEPH

an authorised officer

1.

Number of Company: 2619880

THE COMPANIES ACTS 1985 - 1989

COMPANY LIMITED BY SHARES

SPECIAL RESOLUTION

pursuant to Section 378 of the Companies Act 1985

of Checkeuro Ltd.

Passed the 10th day of August 1992.

At an Extraordinary General Meeting of the Members of the above-named Company, duly convened and held at

Benham House
324 Bensham Lane, Thornton Heath, Surrey CR7 7EQ

on the 10th day of August 1992, the following SPECIAL RESOLUTION was duly passed:-

THAT the name of the Company be changed to

Goldshield Pharmaceuticals Ltd.

....
(Chairman/Director/Secretary

CN-PAK
7

CERTIFICATE OF INCORPORATION
ON CHANGE OF NAME

Company No. **2619880**

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

GOLDSHIELD PHARMACEUTICALS LTD.

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

MERCURY PHARMA LIMITED

Given at Companies House on **20th March 2012**

THE OFFICIAL SEAL OF THE
REGISTRAR OF COMPANIES

CERTIFICATE OF INCORPORATION ON CHANGE OF NAME

Company No. **2619880**

The Registrar of Companies for England and Wales hereby certifies that under the Companies Act 2006:

MERCURY PHARMA LIMITED

a company incorporated as private limited by shares; having its registered office situated in England/Wales; has changed its name to:

MERCURY PHARMACEUTICALS LIMITED

Given at Companies House on **26th March 2012**

Companies House
— for the record —

REGISTRAR OF COMPANIES FOR ENGLAND AND WALES

THE OFFICIAL SEAL OF THE REGISTRAR OF COMPANIES